                                                                    Exhibit 99.7



                                   NOVELL(R)

                                       &

                                  SILVERSTREAM

ADDITIONAL INFORMATION AND WHERE TO FIND IT
--------------------------------------------------------------------------------

This announcement is neither an offer to purchase nor a solicitation of an offer to sell SilverStream shares. At the time the expected tender offer is commenced, Neptune will file tender offer materials with the Securities and Exchange Commission and SilverStream will file a solicitation/recommendation statement with respect to the tender offer. The tender offer materials, including an offer to purchase, a related letter of transmittal and other offer documents, and the solicitation/recommendation statement will contain important information. You should read this information carefully before making any decisions about the tender offer. The tender offer materials, certain other offer materials, and the solicitation/recommendation statement will be sent to all stockholders of SilverStream free of charge. In addition, all of these materials will be available free of charge on the SEC's website at www.sec.gov.


2
                                                                          NOVELL

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------

Statements in this document regarding the proposed transaction between Novell and SilverStream, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and the growth of the market for Web services solutions and any other statements about Novell or SilverStream managements' future expectations, beliefs, goals, plans or prospects constitute forwardlooking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forwardlooking statements. You should be aware that Novell's and SilverStream's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell and SilverStream management and are subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of the conditions to closing, and, following the consummation of the merger, Novell's ability to integrate SilverStream's operations and employees, Novell's ability to deliver on its one Net Vision of the Internet, Novell's ability to take a competitive position in the Web services industry, business conditions and the general economy, competitive factors, sales and marketing execution, shifts in technologies or market demand and the other factors described in Novell's and SilverStream's Annual Reports on Form 10K for the 2001 fiscal year and the most recent quarterly report filed by each with the SEC. Novell and SilverStream disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.


3
                                                                          NOVELL

AGENDA
--------------------------------------------------------------------------------

-        Why are we here?
-        Why did we do this?
-        Who is Novell?
-        How does it work?
-        What market problem will we solve?
-        What does it mean to me?

4
                                                                          NOVELL

WHY ARE WE HERE?
--------------------------------------------------------------------------------

-    Novell has entered into a definitive agreement to acquire SilverStream
     Software

-    Combined entity will be Novell branded

- All SilverStream products will continue to be developed, maintained and supported by the same engineers and support organization that exists today

- SilverStream field sells and supports our products as an overlay, working with the Novell field

- Combination dramatically enhances the prospects for the success of eXtend and makes Novell a formidable competitor in the Web Services market


5
                                                                          NOVELL

WHY DID WE DO THIS?
--------------------------------------------------------------------------------

- SilverStream founded to facilitate the development & deployment of advanced web applications

     -    Have always been in front of market trends

     -    Have always produced great, highly productive technology

     -    But we've struggled due to lack of critical mass & market presence

-    Novell provides:

     -    Critical mass and credibility in the market

     -    A large customer base

     -    A large distribution channel - both direct and indirect

     - Complimentary market leading security, identity and provisioning products


6
                                                                          NOVELL

WHY DID WE DO THIS?
--------------------------------------------------------------------------------

-    We have great people - can compete with anyone

-    We have great products - can compete with anyone

-    Frustration - we lose because of who we are

-    With Novell

     -    As big as BEA, but with better products

     -    More standard and open than Microsoft

     -    Less complex than IBM


7
                                                                          NOVELL

WHO IS NOVELL?
--------------------------------------------------------------------------------

-    Novell, Inc. (NASDAQ: NOVL)

-    Net Sales 2001: $1,040M

-    Profitable past two quarters

-    > $700m cash

-    > 6000 Employees

-    Offices in 37 countries worldwide

- The leading provider of Net business solutions designed to secure and power the networked world. Novell and its eServices division, Cambridge Technology Partners, help organizations solve complex business challenges, simplify their systems and processes, and capture new opportunities with one Net solutions.


8
                                                                          NOVELL

WHO IS NOVELL?
--------------------------------------------------------------------------------

-    Large distribution

     -    800 commissioned sales people

     -    Large and loyal partner base

-    Strong service

     -    1600 consultants

     -    Top level strategy through implementation

-    Tens of thousands of customers

     -    -6000 on annual license agreements

     -    80% of fortune 1000

-    -$70m annual marketing programs budget



9
                                                                          NOVELL

HOW DOES IT WORK?
--------------------------------------------------------------------------------

-    We have signed a definitive agreement

- Cash tender offer of $9/share to be offered to shareholders within a week or so

- Merger likely to close in July if 90% of shares tendered, otherwise likely to close in September



10
                                                                          NOVELL

WHAT CUSTOMER PROBLEM WILL WE SOLVE?
--------------------------------------------------------------------------------

-    Applications must support any user on any device from any location

-    Applications must be managed and secure

-    Processes cut across all customer, employee and supplier boundaries

- Information is locked in departmental applications, tightly tied to platforms and vendors

- Architecture is a result of historical decisions and functional optimization

11
                                                                          NOVELL

SOLUTION REQUIREMENTS
--------------------------------------------------------------------------------


- Your enterprise contains a myriad of users, devices, business processes and system resources that comprise a portfolio of corporate assets.

                                                                [GRAPHIC]

- but, they are tightly tied together in stove-piped applications that are difficult to redeploy to meet new business challenges.


12
                                                                          NOVELL

SOLUTION REQUIREMENTS
--------------------------------------------------------------------------------

-    Decouple processes and information from applications

-    Expose through standards-based interface                          [GRAPHIC]

-    Manage resources, processes devices and users as directory-based entities

-    Assemble entities into dynamic applications using the network

-    Securely deliver to any user, any device or any location



13
                                                                          NOVELL

SERVICES ORIENTED ARCHITECTURE
--------------------------------------------------------------------------------

-    Loosely Coupled - Dynamically configurable components

-    Standards Based -J2EE, Web Services, XML

-    Process Driven - Discretely invocable business processes

-    Directory Enabled - Management, security and provisioning

-    Network Aware - Execution and orchestration


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                                                                          NOVELL

THE SOLUTION COMPONENTS
--------------------------------------------------------------------------------

-    Strategy & Delivery

     -    Business Process & Technology Planning

     -    Analysis & Design

     -    Implementation

-    Application Development                                   [Graphic]

     -    Visual Tools

     -    Interaction

     -    Integration

-    Cross-platform Infrastructure

     -    Identity & Provisioning

     -    J2EE Application Server

     -    Management & Orchestration



15
                                                                          NOVELL

COMPONENT PROVIDERS
--------------------------------------------------------------------------------


-    Cambridge - Proven methodologies, innovative solutions

-    SilverStream - Web Services technology leadership

-    Novell - World-class security, reliability and network management



                                                                [GRAPHIC]


16
                                                                          NOVELL

NOVELL ONE NET
--------------------------------------------------------------------------------

-    Cambridge - Proven methodologies, innovative solutions

-    SilverStream - Web Services technology leadership

-    Novell - World class security, reliability and management   [GRAPHIC]

- Novell one Net now delivers the most comprehensive products and services for planning, implementing and managing Services Oriented Architectures


17
                                                                          NOVELL

CAMBRIDGE SOLUTIONS
--------------------------------------------------------------------------------

-    Recognized innovator

-    Proven methodologies

-    Business process                                   [GRAPHIC]

-    Technology strategy

-    Best-in-class solutions



18
                                                                          NOVELL

NOVELL EXTEND
--------------------------------------------------------------------------------

-    The first Visual Integrated Services Environment
     (Visual ISE) for rapidly creating, deploying and managing advanced Web-based applications

-    Deliver dynamic, interactive solutions that integrate        [GRAPHIC]
     existing information assets.

-    Renowned productivity, portability and interoperability


19
                                                                          NOVELL

NOVELL NET SERVICES
--------------------------------------------------------------------------------

-    Networking software pioneer

-    Reliable, secure infrastructure

-    World-class directory technology

-    Open J2EE runtime environment                            [GRAPHIC]

-    Reliable, high-performance, network services

-    Comprehensive network management capabilities

-    Cross-platform interoperability

-    Collaboration


20
                                                                          NOVELL

WHAT HAPPENS TO THE ORGANIZATION?
--------------------------------------------------------------------------------

-    I report to Chris Stone

-    Business Unit reports to me

-    No plans for a reduction in the workforce

     - However, some redundancies may emerge as the companies are integrated that could result in some individuals leaving or changing positions

-    Will make every effort to let each individual know their role ASAP


21
                                                                          NOVELL

PRODUCT GROUPS
--------------------------------------------------------------------------------

- Everyone needed to develop & support our products within the context of a much larger opportunity

-    Kim Sheffield continues to report to me

     -    Organization remains intact

-    Fred Holahan continues to report to me

     -    Organization remains intact

     - Exception is marketing communications, which will continue to support our business unit, but integrate in some fashion with Novell marketing

-    Frank Auger continues to report to me

     -    Organization remains intact


22
                                                                          NOVELL

FIELD SALES & Support
--------------------------------------------------------------------------------

-    Expertise required to support a larger market opportunity

-    NORAM Sales and Service

     -    John Judge & Julie O'Brien continue to report to me

     -    Organization remains intact

-    Steve Benfield & Wayne Parslow continue to report to me

-    EMEA & Asia Pac Sales & Service

     -    Michel Goossens & Roger Durn continue to report to me

     -    Organizations remains intact

     - International operations will be reviewed on a country by country basis to take advantage of relative local strengths


23
                                                                          NOVELL

FINANCE, LEGAL & HR
--------------------------------------------------------------------------------

-    Required ongoing support for the business unit

-    In addition, Novell moving many headquarters functions to Boston

     -    Potential jobs with Novell corporate

-    No plans for a reduction in the workforce

     -    Don't have all the answers yet

     -    Will try to discuss with each individual ASAP

     - Some redundancies may emerge as the companies are integrated that could result in some individuals leaving or changing positions


24
                                                                          NOVELL

WHAT ABOUT MY BENEFITS?
--------------------------------------------------------------------------------

-    Stay the same until Jan 1st, 2003

-    2003 Novell benefit plan still to be determined

     -    Likely to be as good or better than current SilverStream benefits

-    Tenure with company based on SilverStream hire date

-    See the FAQ later today



25
                                                                          NOVELL

WHAT ABOUT STOCK AND OPTIONS?
--------------------------------------------------------------------------------

-    SilverStream stock converts to $9/share cash on close

-    Options to be assumed by Novell

-    Options convert to Novell options with same vesting

- Conversion based on exchange ratio, tied to the Novell stock price prior to closing.


26
                                                                          NOVELL

WILL OFFICES CHANGE?
--------------------------------------------------------------------------------

-    Over time, many offices will merge, where appropriate

-    Novell corporate moving from Cambridge to Waltham next year

     -    Billerica office will move at that time


27
                                                                          NOVELL

A TIME OF TRANSITION
--------------------------------------------------------------------------------

-    Appropriate to feel concern

-    Goal is to get through transition ASAP

-    Won't have all the answers yet

-    Things will change


28
                                                                          NOVELL

THE OPPORTUNITY
--------------------------------------------------------------------------------

             To take what we've built and have it succeed massively
                                  in the market



29
                                                                          NOVELL

QUESTIONS???
--------------------------------------------------------------------------------




30
                                                                          NOVELL

                                   NOVELL(R)

                                       &

                                  SILVERSTREAM